SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 21, 2007 (June 20, 2007)

RG AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-80429	75-2823489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1507 Capital Avenue, Suite 101
Plano, Texas 75074
(Address of Principal Executive Offices) (Zip Code)

(972) 919-4774
(Registrant’s telephone number, including area code)

__________________________
(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04:   TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

On October 31, 2005, RG America, Inc. and certain of its subsidiaries (collectively, the “Company”) entered into a Security Agreement with Laurus Master Fund, Ltd. (“Laurus”) securing the Company’s obligations under a Secured Revolving Note in the original principal amount of $10,000,000.00 due and payable to Laurus on October 31, 2008 (the “Note”).

On June 20, 2007, the Company received written notice (the “Notice”) from Laurus that an Event of Default had occurred under the Note and that Laurus had elected to demand repayment of all amounts loaned to the Company. The Company has been in discussions with representatives of Laurus regarding the possible restructuring of the obligation to Laurus, but no agreements have been reached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RG AMERICA, INC.

Date: 6/21/2007	By: /s/ Bruce A. Hall
BRUCE A. HALL,
Chief Executive Officer